Exhibit 99.1

Company Contact — Jim Dorsey BioClinica 267-757-3040

Investor Contact — Linda Decker Financial Media — Bill Gordon Porter, LeVay & Rose, Inc. 212-564-4700

Media Contact — Brian Gawron Diccicco Battista Communications 215-957-0300

FOR IMMEDIATE RELEASE
BIO-IMAGING TECHNOLOGIES, INC. SHAREHOLDERS APPROVE COMPANY’S NAME CHANGE
TO BIOCLINICA, INC.
— Reflects Broader Range of Clinical Trial Services and Vision of Company—
—Stock Symbol to Change to “BIOC” Effective July 13, 2009—
NEWTOWN, PA, July 8, 2009 — Bio-Imaging Technologies, Inc. (NASDAQ: BITI), a global provider of clinical trial services, has received shareholder approval to change its name to BioClinica, Inc., effective immediately. In conjunction with this name change, the Company’s stock symbol will change to “BIOC” at the commencement of trading on Monday, July 13, 2009, and will continue to trade on the NASDAQ Global Market and its CUSIP number will change to 09071B 100.
“Having operated under the BioClinica name since early May, we have already benefited from the increased strength of our Company’s clinical trial services platform. The name change and our robust suite of products have been well-received by our clients and prospective clients. Now that our shareholders, too, have embraced the name change, we look forward to moving ahead and executing our business plan under the new name and stock symbol,” said Mark L. Weinstein, President and Chief Executive Officer of BioClinica, Inc.
Stock purchased after July 8, 2009, will be issued under the name BioClinica, Inc. Stock issued prior to the changes in name, CUSIP number and ticker symbol will remain under the Bio-Imaging Technologies, Inc. name. Registered shareholders may contact the Company’s transfer agent, Computershare, toll free at 1-800-962-4284, or outside of the United States at 781-575-3120, with any questions.
About BioClinica, Inc.
BioClinica, Inc. is a leading global provider of clinical trials services, helping to support drug and product development efforts through all phases of the clinical trial process. BioClinica offers industry-leading medical image management and best-of-breed electronic data capture to companies in the life sciences industry. In addition, BioClinica offers solutions that combine these core services to maximize efficiency and manageability throughout the entire clinical development process. With more than 2,000 successful trials, BioClinica is unsurpassed in its knowledge and experience, helping bring many of today’s drugs from early phase development through final approval. BioClinica operates two state-of-the-art, FDA-compliant core labs in the United States and Europe, with business offices in the United States, France, Germany, the United Kingdom and the Netherlands. For more information, please visit www.bioclinica.com.
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Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the consummation and the successful integration of current and proposed acquisitions, the timing of projects due to the variability in size, scope and duration of projects, estimates and guidance made by management with respect to the Company’s financial results, backlog, critical accounting policies, regulatory delays, clinical study results which lead to reductions or cancellations of projects, and other factors, including general economic conditions and regulatory developments, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstance. You should review the Company’s filings, especially risk factors contained in the Form 10-K and the recent form 10-Q.
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